As filed with the Securities and Exchange Commission on February 13, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXICURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-5333008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue Suite 410 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
Exicure, Inc. 2017 Equity Incentive Plan
Exicure, Inc. 2017 Employee Stock Purchase Plan
(Full title of the plans)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(866) 403-5272
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Sam Zucker
Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, California 94304
(650) 565-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	5,842,525 (3)	$2.24	$13,087,256	$1,629
Common Stock, $0.0001 par value per share	731,750 (4)	$3.00	$2,195,250	$273
TOTAL	6,574,275		$15,282,506	$1,902

(1)
Exicure, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register (i) 5,842,525 shares of common stock, par value $0.0001 (the “Common Stock”), of the Registrant for issuance under the Exicure, Inc. 2017 Equity Incentive Plan (the “Equity Incentive Plan”) and (ii) 731,750 shares of Common Stock for issuance under Exicure, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Equity Incentive Plan and the ESPP relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)
Estimated in accordance with Rules 457(a) and (h) under the Securities Act solely for the purposes of calculating the registration fee. The price per share and aggregate offering price are calculated on the basis of (i) $1.79, the weighted average exercise price of the 3,672,620 shares subject to outstanding stock options under the Equity Incentive Plan, and (ii) for purposes of 2,169,905 shares reserved for issuance under the Equity Incentive Plan, and 731,750 shares reserved for issuance under the ESPP, $3.00, which is the price most recently estimated for purposes of calculating the amount of the registration fee pursuant to Rule 457(a) for purposes of the registrant’s registration statement on Form S-1 (333-221791), declared effective on February 8, 2018. The registrant believes, as there currently is no market for the securities to be offered, that the estimated value determined pursuant to Rule 457(a) is a more reasonable estimate of the offering price of the shares than the book value that would be determined pursuant to Rule 457(h).

(3)
Represents shares of common stock, 3,672,620 issuable pursuant to options outstanding under the Equity Incentive Plan and 2,169,905 shares of common stock reserved for issuance under the Equity Incentive Plan.

(4)	Represents shares of common stock available for future issuance under the ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the U.S. Securities and Exchange Commission (the “Commission”):

1.	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended May 31, 2017, filed with the Commission on July 11, 2017 (filed under the name Max-1 Acquisition Corp);

2.	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended August 31, 2017, filed with the Commission on September 12, 2017 (filed under the name Max-1 Acquisition Corp);

3.	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the Commission on November 14, 2017;

4.	The Registrant’s current reports on Form 8-K and Form 8-K/A, filed with the Commission on June 19, 2017, October 2, 2017 (as amended), November 2, 2017 and November 6, 2017;

5.
The Registrant’s Registration Statement on Form S-1 (File No. 333-221791) which was declared effective by the Commission on February 6, 2018, and includes audited financial statements for Exicure, Inc. as of and for the fiscal years ended December 31, 2016 and 2015; and

6.
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 10 filed with the Commission on March 21, 2017, including any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.
The Registrant’s amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted by applicable law, except that the Registrant will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by the Registrant’s board of directors. Under the Registrant’s amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.
The Registrant’s amended and restated bylaws provide that it will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
In addition to the indemnification obligations required by the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, the Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of the Registrant’s directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were the Registrant’s agents.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on February 13, 2018.

EXICURE, INC.

By:	/s/ David A. Giljohann
Name:	David A. Giljohann, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Exicure, Inc. (the Company), hereby severally constitute and appoint David A. Giljohann and David S. Snyder, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ David A. Giljohann	Chief Executive	February 13, 2018
David A. Giljohann, Ph.D.	Officer and Director (Principal Executive Officer)

/s/ David S. Snyder	Chief Financial Officer	February 13, 2018
David S. Snyder	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chad A. Mirkin	Chairman of the Board of Directors	February 13, 2018
Chad A. Mirkin, Ph.D.

/s/ C. Shad Thaxton	Director	February 13, 2018
C. Shad Thaxton, M.D., Ph.D.

/s/ David R. Walt	Director	February 13, 2018
David R. Walt, Ph.D.

/s/ Jay R. Venkatesan	Director	February 13, 2018
Jay R. Venkatesan, M.D.

/s/ Helen S. Kim	Director	February 13, 2018
Helen S. Kim

EXHIBIT INDEX

Exhibit Number	Description

4.1
Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

4.2
Amended and Restated Bylaws of Exicure, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

4.3
Exicure, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

4.4
Exicure, Inc. 2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

5.1*	Opinion of Sidley Austin LLP, as to the legality of the securities being registered.

23.1*	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith.